Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of April 27, 2015, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Pernix Therapeutics Holdings, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

BRACEBRIDGE CAPITAL, LLC

BY:

/s/ Gabriel Sunshine
Name: Gabriel Sunshine
Title: Authorized Signatory

FFI FUND LTD.

BY:

/s/ Gabriel Sunshine
Name: Gabriel Sunshine
Title: Authorized Signatory

FYI LTD.

BY:

/s/ Gabriel Sunshine
Name: Gabriel Sunshine
Title: Authorized Signatory

OLIFANT FUND, LTD.

BY:

/s/ Gabriel Sunshine
Name: Gabriel Sunshine
Title: Authorized Signatory

STRONGBOW FUND LTD.

BY:

/s/ Gabriel Sunshine
Name: Gabriel Sunshine
Title: Authorized Signatory

VALUE RECOVERY FUND LIMITED

BY:

/s/ Gabriel Sunshine
Name: Gabriel Sunshine
Title: Authorized Signatory

/s/ Nancy Zimmerman
Nancy Zimmerman

/s/ Gabriel Sunshine
Gabriel Sunshine